FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. Reports Record First Quarter 2022 Financial Results

Revenue of $133.4 million, up 167% from $50.0 million in Q1 2021

Domestic revenue increased 217% to $123.5 million, up from $39.0 million in Q1 2021

International revenue decreased 10% to $9.9 million, from $11.0 million in Q1 2021

BOCA RATON, FL, May 10, 2022/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today reported preliminary financial results for the first quarter ended March 31, 2022. Management will host a conference call today at 4:30 p.m. Eastern Time to discuss the results with the investment community.

A PDF containing our first quarter 2022 results and full financial tables is available at:

https://www.celsiusholdingsinc.com/Q1_2022/

To participate in the conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

US: 877-709-8150

International: 201-689-8354

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=tSbZnnGx

An audio replay of the call will be available on the Company's website at:

https://www.celsiusholdingsinc.com/press-releases/

About Celsius Holdings, Inc.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,”

“will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; the Company’s ability to satisfy in a timely manner, all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com

CELSIUS HOLDINGS

Nasdaq: CELH

Celsius Holdings Announces Record First Quarter 2022 Financial Results

*Revenue of $133.4 million, up **167%** from $50.0 million in the year ago quarter*

*North America revenue increased **217%** to **$123.5** million, up from $39.0 million in the year ago quarter*

*International revenue decreased **10%** to **$9.9** million, from $11.0 million in the year ago quarter*

Flash Financials $(000)'s*	Q1 2022	Q1 2021	% Change
Revenue	$133.4	$50.0	167%
N. America	$123.5	$39.0	217%
International	$9.9	$11.0	-10%
Gross Margin % (Ex OB Freight)**	40.4% (42.8%)	41.1% (49.5%)	-70 BPS (-670 BPS)
Stock-Comp Ex.	$4.3	$3.6	24%
Net Income	$6.7	$0.585	1041%
Adj. EBITDA**	$14.8	$4.7	217%

HAPPY
5TH
LISTING ANNIVERSARY
2017-2022
CELSIUS
CELH Nasdaq Listed
Nasdaq

*Unaudited Financial Presentation

**Non-GAAP Adjusted EBITDA

1st Quarter 2022 Highlights

- Revenue of $133.4 million, up 167% from $50.0 million in the year ago quarter
  - Domestic revenue increased 217% to $123.5 million, up from $39.0 million in the year ago quarter. The increase was driven by accelerating triple-digit growth in traditional channels, optimization and SKU expansion in existing accounts, expansion of Direct Store Delivery ("DSD") network and new store additions lead by C-store expansion
  - Continued expansion in both club and vending channels contributed approximately $25.2 million of incremental revenue when compared to the prior year quarter
  - Direct Store Delivery (DSD) network delivered growth of 395% in our distributor revenues when compared to the prior year quarter
- International revenue decreased 10% to $9.9 million, from $11.0 million in the year ago quarter
  - Nordic revenues decreased 18.1% to $8.5 million compared to $10.4 million in the year ago quarter, partially caused by supply chain delays and timing
  - Revenues from other international markets totaled $1.4 million, up 114% from $664,000 in the year ago quarter, which included royalty revenues from China
- Gross profit of $53.9 million, up 162% from $20.6 million in the year ago quarter

Growth Trends in Revenue By Quarter (Unaudited)

Sales Growth
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22
U.S
Int.
Total

- Gross Profit margins were 40.4% of revenues for the three months ended March 31, 2022, compared to 41.1% for the prior year quarter
- Net comprehensive income of $6.2 million, compared to net comprehensive income of $0.392 million in the year ago quarter
- *Non-GAAP Adjusted EBITDA increased 217% to approximately $14.8 million, compared to $4.7 million in the year ago quarter

Distribution Highlights

TJ Oshie
CELSIUS

CELSIUS BRAND
PERFORMANCE VS. CATEGORY

CELSIUS

OUTPACING GROWTH 20X
12W (4.09.22 Nielsen)

CELSIUS is the #1 Brand Driver of Growth to the Energy Category, responsible for 37% of the category growth, driving over $37.5 million in incremental sales

(Last 4 Weeks Ending 04.17.22, IRI MULO+C)

CELSIUS

⇒ The most recent reported Nielsen scan data as of 4.09.22, shows Celsius sales up +216% y/y for 2-wks, +215% for 4-wks and +230% for 12-wks with a 3.4% share of the energy category over the last 4-wks. This compares to the energy category which grew 6% y/y for 2-wks and 11% for 12-wks over the same time period. On a 2-year stacked basis, CELH sales were up +435% y/y for 2-wks and +356% for 12-wks

- ⇒ On Amazon, CELSIUS® is the SECOND largest energy drink with a 18.23% share of the Energy Drink Category, 6.62% share ahead of RED BULL® at a 11.61% share, 7.74% share behind MONSTER® at a 25.97% (Last 4 Weeks Ending 04/23/22, Stackline, Energy Drink Category: Total US)
- ⇒ CELSIUS YoY Growth = 57.97%, compared to Amazon's Energy Drink Category growth of 21.00% (CELSIUS is outpacing the category growth by nearly 3 times YoY) (Last 4 Weeks Ending 04/23/22, Stackline, Energy Drink Category: Total US)
- ⇒ Record first quarter Amazon sales totaled over $13.8 million, up 74% from first quarter 2021

⇒ US store count now exceeds 140,000 locations nationally, growing over 49,000 doors or 53%, from the 93,000 doors in Q1 2021, with additional expansion planned throughout 2022 as retailer resets take place

- ⇒ Convenience Channel store locations increased by 88%, or over 29,000 locations to 63,633 locations at the end of the first quarter, compared to 33,851 locations at the end of the first quarter of 2021
- ⇒ 72% of MULO+C retail stores are now serviced by Direct Store Delivery (DSD). Mass Channel now 99% DSD serviced, 68% of Convenience with majority of all expansions immediately launching with DSD, independent Convenience Store service increased 15% vs Q4 2021 and 154% vs the start of 2021
- ⇒ Additional distribution agreements secured with key partners bringing Celsius direct store delivery (DSD) national network coverage to over 99% of the US population, started 2021 with 150 DSD partners with 80% coverage of major metro area's. These new partnerships further expand availability to new regions as Celsius finalizes the build out of its national distribution network which now includes over 288 regional direct store delivery (DSD) partners
- ⇒ Direct Store Delivery (DSD) network delivered growth of 395% in the first quarter of 2022 when compared to the prior year quarter, totaling over $59 million, with over $47 million in incremental revenue generated

⇒ The Company placed an additional 700 coolers in the first quarter of 2022 and over 1,900 since the beginning of 2021. The Company anticipates a continued acceleration of cooler placements through 2022

⇒ Club channel expansion:

- ⇒ First quarter nationwide launch with Sam's Club at 589 locations
- ⇒ Club channel stores now total 1,113 locations and generated $23 million of incremental revenue when compared to the prior year first quarter

JARROD LANGHANS – CFO

- Joined Celsius in April 2022
- Over 20 years of domestic and international financial and operational experience
- Past public accounting experience with Cherry Bekaert & CBIZ MHM
- Primo Water Corporation, CFO of the Rest of World Operating Segment covering 19 countries across Europe as well as Israel
- Certified Public Accountant and a Certified Fraud Examiner

CELSIUS
SPARKLING

New Flavor launched in Q1

Sparkling Mango Passionfruit

- **Sold into over 7,700 7-Eleven locations**
- **#2 Celsius SKU at 7-Eleven**
- **Sold $2M+ in register scan sales in the first quarter**

CELSIUS ESSENTIAL Vibes TOUR
CELSIUS LIVE FIT
DUG OUT
CELSIUS
CELSIUS LIVE FIT

Nordic Update and EU Expansion

CELSIUS COLA
CELSIUS CITRON LIME
CELSIUS HALLON ACAI
CELSIUS FROZEN BERRY NORDIC BERRIES
CELSIUS PEACH VIBE WHITE PEACH
CELSIUS Tropical Twist PINEAPPLE, STRAWBERRY & LIME
CELSIUS FRESH APPLE
CELSIUS BLOOD ORANGE CITY PULSE
CELSIUS CRISPY PEAR
200 MG KOFFEIN

The Nordics:

- ⇨ Grew Nordic revenue by $1.1 million sequentially to $8.5 million in Q1 2022 from the 4th quarter of 2021 sales of $7.4 million
- ⇨ Broader distribution in the convenience channel led by 7-Eleven starting in Q2 2022
- ⇨ Launch of Tropical Vibe, the first US-based flavor to be launched in Europe under the global umbrella
- ⇨ Raw material constraints impacted Finland sales

Amazon EU Launch:

- ⇨ Germany & United Kingdom scaling from Q4 launch
- ⇨ France and Italy launched in Q1 2022

Financial Tables

Celsius Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

		March 31, 2022		December 31, 2021
ASSETS				
Current assets:				
Cash	$	25,532	$	16,255
Accounts receivable-net		72,707		38,741
Note receivable-current		5,833		2,588
Inventories-net		184,094		191,222
Prepaid expenses and other current assets		10,042		13,555
Total current assets		298,208		262,361
Note receivable		3,888		7,117
Property and equipment-net		3,702		3,180
Deferred tax asset		6,396		9,019
Right of use assets-operating leases		1,141		1,128
Right of use assets-finance leases		220		86
Long term security deposits		293		300
Intangibles		15,838		16,301
Goodwill		14,238		14,527
Total Assets	**$**	**343,924**	**$**	**314,019**
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities:				
Accounts payable and accrued expenses	$	109,307	$	91,479
Lease liability obligation-operating leases		569		512
Lease liability obligation-finance leases		141		157
Other current liabilities		1,734		976
Total current liabilities		111,751		93,124
Long-term liabilities:				
Lease liability obligation-operating leases		597		658
Lease liability obligation-finance leases		138		45
Deferred tax liability		3,084		3,146
Total Liabilities	**$**	**115,570**	**$**	**96,973**
Stockholders' Equity:				
Common stock, $0.001 par value; 100,000 shares authorized, 75,351 and 74,909 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively		75		75
Additional paid-in capital		272,967		267,847
Accumulated other comprehensive income		123		614
Accumulated deficit		(44,811)		(51,490)
Total Stockholders' Equity		228,354		217,046
Total Liabilities and Stockholders' Equity	**$**	**343,924**	**$**	**314,019**

Celsius Holdings, Inc.
Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended March 31,	
	2022	2021
Revenue	$ 133,388	$ 50,035
Cost of revenue	79,494	29,456
Gross profit	53,894	20,579
Selling and marketing expenses	31,597	11,959
General and administrative expenses	12,181	7,807
Total operating expenses	43,778	19,766
Income from operations	**$ 10,116**	**$ 813**
Other income/(expense):		
Interest income on note receivable	78	87
Interest on other obligations	(2)	(2)
Other miscellaneous income/(expense)	-	(12)
Foreign exchange gain/(loss)	(162)	(301)
Total other expenses	(86)	(228)
Net income before income taxes	**$ 10,030**	**$ 585**
Income tax expense	3,351	-
Net income	**$ 6,679**	**$ 585**
Other comprehensive income/(loss):		
Foreign currency translation gain/(loss)	(491)	(193)
Comprehensive Income	**$ 6,188**	**$ 392**
Income per share:		
Basic	$ 0.09	$ 0.01
Diluted	$ 0.09	$ 0.01
Weighted average shares outstanding:		
Basic	75,239	72,516
Diluted	78,289	76,925

Celsius Holdings, Inc.
Reconciliation of Non-GAAP Financial Measure*
(Unaudited)

	Three months ended March 31,	
	2022	**2021**
Net income available to common stockholders (GAAP measure)	**$ 6,679**	**$ 585**
Add back/(Deduct):		
Income tax expense	3,351	-
Depreciation and amortization expense	386	311
Net interest	(76)	(70)
Stock-based compensation	4,310	3,575
Foreign exchange	162	301
Non-GAAP Adjusted EBITDA	**$ 14,812**	**$ 4,703**

	Three months ended March 31,	
	2022	**2021**
Gross Profit (GAAP measure)	**$ 53,894**	**$ 20,579**
Gross Profit %	40.4%	41.1%
Add back/(Deduct):		
Out Bound Freight	3,205	4,196
Non-GAAP Adjusted Gross Profit	**$ 57,099**	**$ 24,775**
Non-GAAP Adjusted Gross Margin %	42.8%	49.5%

* The Company reports financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), but management believes that disclosure of adjusted EBITDA and Gross Margins excluding Outbound Freight, a non-GAAP financial measure, may provide users with additional insights into operating performance.

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